                                                                                                          Exhibit 99.01

7000 Cardinal Place
Dublin,OH 43017
www.cardinalhealth.com
FOR IMMEDIATE RELEASE

Cardinal Health	VIASYS Healthcare

Media: Jim Mazzola	Martin Galvan
(614) 757-3690	(610) 862-0800
jim.mazzola@cardinal.com	marty.galvan@viasyshc.com

Investors: Bob Reflogal
(614) 757-7542
bob.reflogal@cardinal.com

Editor’s note: Cardinal Health will host a conference call and audio webcast for investors, reporters and financial analysts at 9 a.m. eastern daylight time (EDT) to discuss the acquisition. Participants can access the call by dialing (617) 213-8068, passcode 78155933, or the webcast at the Investors page of www.cardinalhealth.com. A transcript and replay will be available at www.cardinalhealth.com.

CARDINAL HEALTH TO ACQUIRE MEDICAL TECHNOLOGY LEADER VIASYS HEALTHCARE FOR $1.5 BILLION

·	Excellent strategic fit with Cardinal Health’s Clinical and Medical Products sector

·	No change to fiscal 2007 or 2008 outlook

·	Share repurchase plans remain unchanged for fiscal 2007 and 2008

DUBLIN, Ohio, and CONSHOHOCKEN, Penn., May 14, 2007 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, and VIASYS Healthcare, a leading medical technology company, today announced a definitive agreement for Cardinal Health to acquire VIASYS for approximately $1.5 billion, including the assumption of outstanding debt.

Under the agreement, Cardinal Health will make a cash tender offer to acquire all outstanding shares of VIASYS common stock at a price of $42.75 per share.

With 2006 revenue of $610 million, VIASYS is a leader in respiratory care, developing and marketing systems for critical care and diagnostic use. VIASYS is also a leader in neurological, audio and vascular diagnostics, disposable medical products used in surgical procedures and enteral feeding, orthopedic implant manufacturing and clinical services.

The acquisition will expand Cardinal Health’s clinical and medical product offerings for global, acute-care customers and, combined with its complementary respiratory products business, will establish the company as a leader in the more than $4 billion respiratory care market.

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Cardinal Health to acquire medical technology leader VIASYS Healthcare for $1.5 billion

The acquisition will also provide a range of complementary products to Cardinal Health’s medical disposables business and will leverage its integrated hospital selling organization in the U.S. Worldwide, VIASYS has more than 7,000 hospital customers in 100 countries and generates 40 percent of its revenue from customers outside the U.S., adding substantially to Cardinal Health’s international presence.

“VIASYS is a perfect strategic fit with our mission to help providers make health care safer and offers immediate revenue and earnings opportunities in key geographies worldwide,” said R. Kerry Clark, chief executive officer of Cardinal Health. “With a strong platform and excellent momentum in our Clinical and Medical Products businesses, we think the timing is ideal to broaden our offering. We have developed a process through our recent acquisitions – particularly Alaris – that will serve as a model for the rapid integration and realization of synergies with the VIASYS acquisition.”

Strategic Fit
With complementary product lines, operations and geographies, the acquisition will enable Cardinal Health to:

·	Deliver comprehensive bedside, patient safety offerings to acute-care customers: VIASYS will expand Cardinal Health’s industry-leading product and service offerings that help customers address the most critical and costly areas of patient safety. This portfolio will include Alaris®, Pyxis® and CareFusionTM products to address medication errors and adverse drug events; MedMined® to target and reduce hospital-acquired infections; patented surgical drapes, gowns, gloves and instruments that help prevent surgical site infections; and now VIASYS’ Avea®, Vela®, PULMONETIC™ and SensorMedics® products to improve critical care and reduce ventilator-associated pneumonia.

·	Better serve customers globally: With 40 percent of its revenue coming from customers outside the U.S., VIASYS also will advance Cardinal Health’s goal to grow in Western Europe and Asia. VIASYS has well-established relationships and market expertise through a direct sales force and a distributor network to support the growth of Cardinal Health’s clinical and medical products worldwide.

·	Enhance its product and intellectual property portfolio: VIASYS has a commitment to innovation that has enabled it to grow faster than the industry by developing a pipeline of technologically superior products. By incorporating this technology into its patient bedside strategy, Cardinal Health can ultimately enable hospitals to better manage all forms of medication delivered, while collecting data on usage and outcomes to improve patient care.

The acquisition broadens Cardinal Health’s product offerings to diagnostics where VIASYS is a leading manufacturer of systems and supplies used to diagnose and monitor sleep, lung, vascular, auditory and brain disorders. Its leading brands include Jaeger®, Micro Medical™, SensorMedics®, Grason-Stadler® and Nicolet®.

·	Realize synergies through existing capabilities and platforms: Synergies from the transaction are expected to reach $85 million to $100 million per year on a pretax basis by fiscal 2010. As a result, the transaction is expected to be accretive to earnings in fiscal 2009 and meaningfully accretive in fiscal 2010. With 20 percent of VIASYS revenue generated from the sale of disposable supplies, Cardinal Health sees immediate sales and cost-reduction opportunities through its complementary consumables business that already develops disposable components for VIASYS and other respiratory and anesthesia equipment manufacturers. Other synergies include international product sales opportunities through

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Cardinal Health to acquire medical technology leader VIASYS Healthcare for $1.5 billion existing VIASYS dealers and direct customer relationships; manufacturing efficiencies; sourcing improvements; and efficiencies through Cardinal Health’s shared services organization.

“Our management team is excited about the tremendous potential for growth this acquisition brings us,” said Randy Thurman, chairman, president and chief executive officer of VIASYS Healthcare. “In addition to the exceptional product fit between our two companies, there is a strong cultural fit among our management teams, and our missions – to improve the safety of health care – are well-aligned. We are very focused on making this shared mission a success for global customers.”

Outlook, Share Repurchase Plan
Cardinal Health confirmed its outlook for the current fiscal year, with non-GAAP diluted earnings per share (EPS) from continuing operations expected to be $3.32 to $3.40. While the VIASYS acquisition is expected to have up to a $0.10 dilutive impact on non-GAAP EPS in fiscal 2008, Cardinal Health reiterated the range it previously provided of $3.95 to $4.15, including the impact of the VIASYS acquisition and use of proceeds from the sale of its Pharmaceutical Technologies and Services (PTS) segment to repurchase shares.

Consistent with Cardinal Health’s approach to acquisitions, VIASYS is expected to generate positive economic profit and returns above its cost of capital within the third year after the purchase.

Cardinal Health said there would be no changes to its current share repurchase plans. The company expects to complete the repurchase of $3.1 billion in shares with net proceeds from the PTS divestiture by the end of the first quarter of fiscal 2008, bringing repurchases since the beginning of fiscal 2007 to $4.1 billion. In addition, it does not expect the acquisition to alter its long-term repurchase plans, which it estimates will include up to an additional $1 billion repurchase of shares in fiscal 2008, subject to board approval.

Merger Agreement Overview
The merger agreement entered into by Cardinal Health and VIASYS Healthcare, which has been approved by both companies’ boards of directors, provides for Cardinal Health to acquire VIASYS in a two-step transaction. The first step will consist of a cash tender offer to be made by a wholly owned subsidiary of Cardinal Health for all outstanding shares of VIASYS common stock at a price of $42.75 per share in cash. If the tender offer is not completed within 45 days of the date of the merger agreement, the price per share will be increased by an amount equal to $0.007027 per day multiplied by the number of days between the 45th day of the date of the merger agreement and the date of first acceptance of VIASYS shares in the tender offer. In the second step, the tender offer will be followed by a merger in which the holders of the outstanding shares of VIASYS common stock not purchased in the tender offer will receive the same per share price paid in the tender offer, in cash, without interest. Upon completion of the merger, VIASYS will become a wholly owned subsidiary of Cardinal Health. The tender offer will be conditioned upon a majority of the outstanding shares of VIASYS common stock being tendered into the offer and will also be subject to regulatory clearances and other customary terms and conditions. The transaction is expected to be completed this summer.

Conference Call
Cardinal Health will host a conference call and audio webcast for investors, reporters and financial analysts at 9 a.m. eastern daylight time (EDT) to discuss the acquisition. Participants can access the call by dialing (617) 213-8068, passcode 78155933, or the webcast at the Investors page of www.cardinalhealth.com. A transcript and replay will be available at www.cardinalhealth.com.

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Cardinal Health to acquire medical technology leader VIASYS Healthcare for $1.5 billion

About VIASYS Healthcare
VIASYS Healthcare Inc. (NYSE: VAS) is a global, research-based medical technology company focused on respiratory, neurology, medical disposable and orthopedic products. VIASYS products are marketed under well-recognized trademarks, including, among others, AVEA®, BEAR®, BIRD®, CORFLO®, CORPAK®, EME®, GRASON-STADLER®, JAEGER™, LYRA®, MEDLEC®, MICROGAS®, NAVIGATOR®, NICOLET®, NicoletOne™, PULMONETIC™, SENSORMEDICS® TECA®, TECOMET™, VELA® and VMAX®. VIASYS is headquartered in Conshohocken, Penn., and its businesses are conducted through its Respiratory Care (annual revenue of $406 million), NeuroCare (annual revenue of $128 million), MedSystems (annual revenue of $35 million) and Orthopedices (annual revenue of $42 million) business units. More information can be found at http://www.viasyshealthcare.com.

VIASYS’ Products and Services
VIASYS’ respiratory care ventilators are some of the most technologically advanced devices available, with precise computer controllers and a simple graphical user interface. Advanced monitoring capabilities provide clinicians with critical information, such as automatic inflection point calculations and esophageal pressure monitoring. VIASYS’ respiratory diagnostic systems are used to diagnose and treat pulmonary disease and sleep disorders, provide exercise and nutritional assessments and measure pulmonary capacity.

VIASYS is also the leading manufacturer of instrumentation for monitoring the brain, muscles, blood flow, hearing, and nerves. In addition, the company manufactures orthopedic implants for orthopedic device manufacturers and related instruments for surgical reconstruction, trauma care, spinal and cranio-maxillofacial treatment and other disposable products for use in hospitals.

About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $80 billion, global company serving the health-care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined® data mining software and the CareFusion® patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500 and No. 1 in its sector on Fortune's ranking of Most Admired firms, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

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Important Information
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of VIASYS Healthcare Inc. (“VIASYS”) common stock described in this press release has not commenced. At the time the expected tender offer is commenced, Cardinal Health, Inc. or a wholly owned subsidiary of Cardinal Health, Inc. will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and VIASYS will file a solicitation/recommendation statement with respect to the tender offer. Investors and VIASYS stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement because they will contain important information. When available, the offer to purchase, the related letter of transmittal and certain other offer documents, as

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Cardinal Health to acquire medical technology leader VIASYS Healthcare for $1.5 billion well as the solicitation/recommendation statement, will be made available to all stockholders of VIASYS at no expense to them. These documents will also be available at no charge at the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
Cardinal Health presents non-GAAP diluted EPS from continuing operations, which is (earnings from continuing operations, excluding special items and impairment charges and other, both net of tax) divided by diluted weighted average shares outstanding. The most directly comparable forward-looking GAAP measure is diluted EPS from continuing operations. Cardinal Health is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact Cardinal Health’s future net earnings.

Cautions Concerning Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: successful completion of the proposed acquisition on a timely basis; the impact of regulatory reviews on the proposed transaction; the ability to achieve synergies following completion of the proposed acquisition; competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, or settlement discussions with regulatory authorities or plaintiffs in any action against the company; uncertainties related to completing a settlement of the class-action securities litigation or, if completed, obtaining court approval of the settlement; with respect to future share repurchases, the approval of the board of directors, which is expected to consider Cardinal Health’s then-current stock price, earnings, cash flows, financial condition and prospects as well as alternatives available to Cardinal Health at the time any such action is considered; and general economic and market conditions. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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